Exhibit  23.1  Consent  of  Independent  Auditors


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors
PROTON  LABORATORIES,  INC.

As independent registered public accountants, we hereby consent to the use of our report dated April 13, 2007, with respect to the consolidated financial statements of Proton Laboratories, Inc., in the Registration Statement of Proton Laboratories, Inc. on Form SB-2 relating to the registration of 7,750,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/  Hansen,  Barnett  &  Maxwell
Salt  Lake  City,  Utah

October  1,  2007